EXHIBIT 10.10a

                 VOLUNTARY TERMINATION AND RELEASE AGREEMENT


         This Voluntary Termination and Release Agreement ("Agreement") made and entered into as of the 26th day of December, 2000 by and between JAMES L.

BENJAMIN of Killingworth, Connecticut ("Mr. Benjamin") and THE UNITED

ILLUMINATING COMPANY, a Connecticut public utility corporation with a principal place of business in New Haven, Connecticut (the "Company");

         WHEREAS, Mr. Benjamin has been employed by the Company since 1962 and has served as an officer of the Company and of its parent corporation, UIL

Holdings Corporation ("UIL"); and

         WHEREAS, the Company has recently advised Mr. Benjamin of the elimination of Mr. Benjamin's current positions at the Company and UIL; and

         WHEREAS, Mr. Benjamin's Employment Agreement with the Company dated as of March 1, 1997, as amended, (the "Employment Agreement") provides for the payment of certain severance benefits to Mr. Benjamin, the payment and receipt of which are intended by the parties to effect and evidence a release by Mr.

Benjamin of all claims arising out of the termination of Mr. Benjamin's employment; and

         WHEREAS, after numerous discussions between the parties, Mr. Benjamin has elected to voluntarily terminate and retire from the Company, and the parties now desire to provide for additional severance benefits to Mr. Benjamin,

to substitute the provisions of this Agreement for those related provisions in the Employment Agreement as of the Termination Date set forth below, and to compromise and settle any and all issues, obligations and liabilities that may exist among Mr. Benjamin, the Company and its affiliates (including UIL and all of its direct and


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indirect subsidiaries - each an "Affiliate" and collectively its "Affiliates")

in connection with anyemployment relationship, fiduciary relationship,

contractual relationship, or any other relationship or interest of whatsoever nature.

         NOW THEREFORE, in consideration of the mutual promises of the parties and other valuable and sufficient consideration, including but not limited to the obligations of the Company set forth below, and intending to compromise and settle any and all disputes among Mr. Benjamin, the Company and its Affiliates,

the parties hereto agree as follows:

         1.       Resignation.
                  -----------

                  Mr. Benjamin hereby tenders and the Company hereby accepts Mr.

Benjamin's resignation as an employee of the Company, and Mr. Benjamin hereby elects to voluntarily terminate his employment by, and retire from, the Company,

as of the Termination Date set forth below.

         2.       Termination Date and Cessation of Active Employment.
                  ----------------------------------------------------

         (a) Between the execution of this Agreement and the Termination Date,

Mr. Benjamin's employment shall be in all respects continue to be governed by the terms of the Employment Agreement, it being understood and agreed, however,

that no further stock options shall be granted to Mr. Benjamin between the date hereof and the Termination Date under the terms of the 1999 Stock Option Plan.

         (b) Effective June 30, 2001 or such earlier date as mutually agreed to by the parties (the "Termination Date"), Mr. Benjamin's employment by the

Company pursuant to the Employment Agreement shall terminate and, on and after the Termination Date, Mr. Benjamin will no longer be responsible for nor shall he perform any services for any work, duties, projects, responsibilities or other matters whatsoever on behalf of the Company or any Affiliate, nor shall he hold himself out in any capacity as a representative of the Company or any

Affiliate except for


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such independent consulting projects accepted by Mr. Benjamin at such future times and for such compensation as may be agreed to at such times.

         3.       Payments by the Company.
                  -----------------------

         (a) The Company shall pay to Mr. Benjamin any and all of his Total

Compensation (as defined in Section 4 of the Employment Agreement) earned prior to the Termination Date, together with all amounts payable under Sections 4(c)

and 4(d) of the Employment Agreement and any benefits or amounts payable under any deferred compensation plan in which Mr. Benjamin had been a participant. Any payments due and owing to Mr. Benjamin, by virtue of his service prior to the

Termination Date, under the Annual Executive Incentive Compensation Plan and the

1999 Stock Option Plan will be paid to Mr. Benjamin in accordance with the terms of such plans and Company policy.

         (b) On the date(s) set forth below, the Company will pay to Mr.

Benjamin a lump sum payment (herein the "Lump Sum") in an amount equal to two years of Mr. Benjamin's annual compensation to be calculated as follows: the product of (X) and (Y) where X is twenty-four (24) and Y is the sum of one-twelfth of Mr. Benjamin's annual salary rate approved by the Board of

Directors of the Company at the time of its most recent review of the salary rates of all of the Company's officers prior to the Termination Date, plus
                                                                      ----
one-twelfth of the cash award(s) that Mr. Benjamin would earn under the short-term incentive compensation program(s) in which Mr. Benjamin is a participant on the date of the termination of Mr. Benjamin's employment,

assuming that all of Mr. Benjamin's program goals for the performance period are achieved at the target level. The foregoing Lump Sum shall be payable in full on or about July 25, 2001, unless Mr. Benjamin notifies the Company in writing, no less than thirty (30) days prior to the Termination Date that he requests to defer payment of a portion of the Lump Sum into 2002.



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Such notification shall specify the portion of the Lump Sum to be paid on or about July 25, 2001 and the portion of the Lump Sum to be paid in 2002, together with the date in 2002 on which the second payment is requested. It is the intent of the parties that the foregoing payment(s) (together with those in subparagraph (a) above) are to be in full satisfaction of all amounts due and owing to Mr. Benjamin under Section 6 of the Employment Agreement. The foregoing lump sum payment(s) shall be subject to payment from the Supplemental Retirement

Benefit Trust of the Company which was established by an agreement between the

Company and State Street Bank and Trust Company, dated as of June 1, 1995 and amended effective December 31,1995 and July 20, 2000, to the extent required by

Section 8 of the Employment Agreement.

         All payments payable under paragraph 3 of this Agreement shall be subject to withholding for all applicable state or federal taxes and other applicable required withholdings. The parties also expressly agree that the payments made under subparagraph (b) above shall not constitute nor be considered as compensation for purposes of computing Mr. Benjamin's pension benefit under the Pension Plan or any other qualified plan. The parties further acknowledge that they do not intend the payments made under subparagraph (b) to constitute a basis for accruing any additional year or years of service under the Pension Plan or any other qualified plan.

         4.       Post-Termination Group Insurance.
                  ---------------------------------

                  From and after the Termination Date:

         (a) Medical Insurance. The Company will make available to Mr. Benjamin
             -----------------
and his eligible dependents coverage under the same group medical insurance plans that apply to eligible retirees (retiring at or after age 55 having attained 30 years of service) and their eligible dependents; and the amount,

terms, conditions and options applicable to such coverage (including any pertinent premium contributions and co-payment requirements) shall be the same as the amount, terms, conditions and options applicable to eligible retirees.



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         (b) Dental Insurance. The Company will make available to Mr. Benjamin
             ----------------
and his eligible dependents coverage under the same group dental insurance plan that applies to eligible retirees (retiring at or after age 55 having attained

30 years of service) and their eligible dependents; and the amount, terms,

conditions and options applicable to such coverage (including any pertinent premium contributions and co-payment requirements) shall be the same as the amount, terms, conditions and options applicable to eligible retirees.

         (c) Life Insurance. The Company will provide to Mr. Benjamin group life
             --------------
insurance coverage in the face amount of $14,000.00. The terms, conditions and options applicable to such coverage shall be the same as the terms, conditions and options applicable to eligible retirees (retiring at or after age 55 having attained 30 years of service).

         The Company reserves the right to change the aforesaid group medical insurance, dental insurance and life insurance coverage under the same terms and conditions as apply to changes in the medical insurance, dental insurance and life insurance coverage of retirees, including change of carriers, changes or deletions of options, changes or imposition of cost-sharing or any other modification, termination or change made by the Company applicable to retirees.

In the event of Mr. Benjamin's death before or after Termination, Mr. Benjamin's surviving spouse, dependents or beneficiaries if any shall have only such rights to continued health insurance coverage as may be required by law. Any surviving spouse, surviving dependents or surviving beneficiaries shall have no right to life insurance coverage under this Agreement.

         5.       Vacation Pay.  At or around the Termination Date, the Company
                  ------------
shall pay Mr. Benjamin for all accumulated but unused vacation due to Mr.

Benjamin in accordance with the Company's existing vacation pay policies and practices.



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         6.       Communications.
                  --------------

         (a) Disclosure of Settlement. The Company and Mr. Benjamin mutually
             ------------------------
agree that neither party shall disclose the financial or other terms of this

Agreement except as necessary to comply and obtain compliance with this

Agreement and except as otherwise provided in this Agreement.

         (b)      Nondisparagement.  Mr. Benjamin agrees that at no time after
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the execution of this Agreement will he negligently, intentionally or recklessly make any false, misleading, defamatory, or malicious statement concerning the

Company or any of its Affiliates or any officer, director, attorney, employee,

agent or other person under the direction or control of the Company, and in exchange for this promise, the Company and its Affiliates, and its and their directors, officers, employees, agents and other persons under its and their direction or control likewise agrees not to negligently, intentionally or recklessly make false, misleading, defamatory or malicious statement concerning

Mr. Benjamin, his work or performance.

         (c) Compulsory Disclosure. The proscriptions contained in (a) and (b)
             ---------------------
of this section of this Agreement shall not be construed to limit any person's duty to testify under oath as directed by a valid subpoena or similar compulsory process or to provide information to or in filings with governmental agencies or officials or make public filings as may by legislative enactment or administrative regulation, rule or order be required to be so disclosed,

provided that the person required to testify or who is otherwise legally compelled to provide information shall have made every reasonable effort to notify the person whose information may be disclosed in time to afford him or it an opportunity to contest the subpoena, other process or other governmental requirements giving rise to the duty to testify or to otherwise provide such information, excluding SEC and other regulatory disclaimers.



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         7. Release. As of and from the Termination Date, Mr. Benjamin hereby
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waives, releases and discharges the Company and its Affiliates, and each of their directors, officers, employees, agents, and representatives against any claims, actions, liabilities, damages, charges or suits of whatever nature,

whether known or unknown, that Mr. Benjamin has or may have against the Company or any Affiliate, or any director, officer, employee, agent, or representative thereof, including without limitation any and all claims arising out of or in connection with Mr. Benjamin's employment by the Company or the termination of such employment as contemplated in this Agreement, any claims in breach of contract or in tort, any claims concerning age discrimination under the federal

Age Discrimination in Employment Act or any state or municipal law prohibiting employment documentation based on age, and any other claims under any other federal or state fair employment practice or other employee relations legislation (such as the Connecticut Fair Employment Practice Act, Title VII of

the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Employee

Retirement Income Security Act of 1974, the Older Workers Benefit Protection

Act, and the Americans with Disabilities Act); provided that Mr. Benjamin shall not be deemed to have released or discharged any claim, cause of action, right of recovery, right to obtain specific performance or other legal or equitable remedy, arising under or pursuant to the express terms of this Agreement or the terms of the Company's Pension Plan, Salary Savings Plan, 1999 Stock Option

Plan, KSOP, or any other benefit or welfare plan duly adopted by the Company,

which shall continue in accordance with their respective terms. It is expressly agreed and understood that the aforesaid release does not apply to rights or claims that may arise after the execution of this Agreement.

         8.       Covenant.
                  --------

         Mr. Benjamin hereby agrees, to the maximum extent permissible by law,

never directly or indirectly to commence or prosecute, or assist in the commencement of prosecution, or in any


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way cause, permit or advise to be commenced or prosecuted, any action,

proceeding or charge against the Company or any Affiliate, or any past, present or future director, officer, employee, agent, representative thereof, or any successor or assign thereof, in any state or federal court, administrative agency or arbitral forum for the purpose of recovering any personal, financial or economic relief with respect to any matter, whether or not now known, based upon any act, transaction, practice, conduct or omission that occurred prior to the date of this Agreement, including but not limited to the enforcement of any rights that Mr. Benjamin may have under the Age Discrimination in Employment Act or any other federal, state or local laws prohibiting age, race, sex, national origin or religious discrimination or other forms of discrimination, or the assertion of any claims for breach of contract or promissory estoppel or tort,

claims growing out of any legal restrictions on the Company's right to terminate the employment of its employees, claims growing out of any legal restrictions on the Company's right to terminate the positions of its employees, agents or directors, claims growing out of any employment agreement, excepting from all of the foregoing, however, any claim, cause of action, right of recovery or other proceeding to enforce rights referred to in or encompassed by the provisions of this Agreement.

         9.       No Adequate Remedy at Law.
                  -------------------------

         The parties mutually hereby stipulate that, if disclosure or threatened disclosure of a material matter in breach of this Agreement is alleged by the other, neither party will have an adequate remedy at law and that injunctive relief is appropriate to prevent initial, continued or further disclosure.

         10.      Miscellaneous Provisions.
                  ------------------------

         (a)      Non Admission.  The Company and Mr. Benjamin recognize and
                  -------------
agree that this Agreement does not and shall not be construed to constitute an admission of liability or


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wrongdoing on any matter by Mr. Benjamin, the Company or any Affiliate, or any present or former director, officer, employee, agent, or representative thereof.

         (b) Voluntariness. Mr. Benjamin represents and acknowledges that he has
             -------------
completely read and completely understands this Agreement and that he has agreed to terminate his employment as of the Termination Date and entered into this

Agreement voluntarily. In connection with his resignation, Mr. Benjamin acknowledges that he has voluntarily retired from the Company under the terms of this Agreement within the meaning of Section 31-236(a)(9) of the Connecticut

General Statutes. Mr. Benjamin also acknowledges and agrees that by receipt of a draft of this Agreement he has been advised in writing to, and has been given the opportunity to, consult with an attorney of his choice prior to executing this Agreement. The parties mutually acknowledge the adequacy of consideration for this Agreement.

         (c) Entire Agreement. The parties agree that this Agreement contains
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the entire agreement and understanding of the parties with respect to employment, cessation of employment and any other rights of Mr. Benjamin in and to the assets of the Company and its Affiliates, that this Agreement supercedes and replaces the Employment Agreement (except for Sections 4, 8, 9, 10, and 11,

which shall survive the termination of the Employment Agreement), and that the

Employment Agreement shall be of no further force and effect. The parties acknowledge that the only consideration for their signing this Agreement is as stated in this Agreement, and that no promise, commitment or addition has been made to either of them that is not set forth in this Agreement. No amendment or supplementation of this Agreement shall be effective unless it is reduced to writing and signed by Mr. Benjamin and the Company by its authorized representative.

         (d) Persons Bound. The parties agree that this Agreement shall be
             -------------
binding upon and inure to the benefit of Mr. Benjamin's personal representatives, heirs, executors, administrators


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and dependents. This Agreement shall also bind and be enforceable against the

Company and any successor to or assignee of the Company. Neither this Agreement nor any rights, benefits, duties or obligations hereunder shall be assignable by either party hereto without the written consent of the other party. Any consent may be withheld for any reason or for no reason.

         (e) Governing Law. The performance of this Agreement is intended to
             -------------
occur primarily within the State of Connecticut. The laws of Connecticut exclusively shall govern the interpretation and enforcement of this Agreement,

but without regard to any Connecticut law that may rely upon or refer to the laws of any other jurisdiction foreign to that state.

         (f) Further Acts.  All parties hereto shall perform any and all
             ------------
acts and shall execute any and all documents which may be reasonably necessary and desirable to carry out the terms and intent of this Agreement.

         (g) Duplicate Copies.  Multiple copies of this Agreement shall be
             ----------------
 executed, each of which shall be used as an original.

         (h) Acknowledgement.  Mr. Benjamin acknowledges receipt of the
             ---------------
original draft of this Agreement on December 18, 2000 and that he had a period of more than 21 days to and including January 8, 2001 in which to consider the terms of this Agreement. If Mr. Benjamin elects to sign this Agreement, he shall have a period of seven days following the execution of this Agreement to revoke the Agreement and this Agreement shall not become effective and enforceable until this seven day period expires.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in a number of counterparts on the date and year above written.


                                       /s/ James L. Benjamin
                                      -----------------------------
                                           JAMES L. BENJAMIN




                                      THE UNITED ILLUMINATING COMPANY


                                        /s/ Albert N. Henricksen
/s/ Bernice Herring                   ------------------------------
-----------------------------         By Albert N. Henricksen
Witness                               Its Group Vice President Support Services,
                                      duly authorized


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